Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Celestica Inc.

(Exact name of registrant as specified in its charter]

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Subordinate Voting Shares (SVS) without par value	Other	20,000,000 SVS	$10.51	$210,200,000.00	$0.0000927	$19,485.54
Total Offering Amounts					$210,200,000.00		$19,485.54
Total Fee Offsets							--
Net Fee Due							$19,485.54

(1)	This registration statement covers 20,000,000 SVS issuable under the Amended and Restated Celestica Share Unit Plan (CSUP). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), this Registration Statement shall also cover any additional SVS which become issuable under the pursuant to anti-dilution and adjustment provisions thereof resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are based on the average high and low prices of the SVS reported on the New York Stock Exchange on July 22, 2022.